This is the form of a material change report required under section 85 (1) of the Securities Act and section 151 of the Securities Rules.

BC FORM 53-901F

(Previously Form 27)

Securities Act

MATERIAL CHANGE REPORT UNDER SECTION 85 (1) OF THE SECURITIES ACT

NOTE:

This form is intended as a guideline. A letter or other document may be used if the substantive requirements of this form are complied with.

NOTE:

Every report required to be filed under section 85 (1) of the Securities Act (the "Act") must be sent to the British Columbia Securities Commission (the "Commission") in an envelope addressed to the Commission and marked "Continuous Disclosure."

NOTE:

WHERE THIS REPORT IS FILED ON A CONFIDENTIAL BASIS, PUT AT THE BEGINNING OF THE REPORT IN BLOCK CAPITALS "CONFIDENTIAL - SECTION 85", AND PLACE EVERYTHING THAT IS REQUIRED TO BE FILED IN AN ENVELOPE ADDRESSED TO THE SECRETARY OF THE COMMISSION MARKED "CONFIDENTIAL".

Item 1: Reporting Issuer

CanAlaska Ventures Ltd.

2303 West 41st Avenue

Vancouver, BC  V6M 2A3

Item 2: Date of Material Change

September 1, 2005

Item 3: Press Release

A Press release dated and issued September 1, 2005 in Vancouver, BC to Stockwatch and through various other approved public media.

Item 4: Summary of Material Change

CanAlaska Ventures Ltd. is pleased to announce the closing of Brokered Flow-Through Private Placement and partial closing of Brokered Unit Private Placement.

Item 5: Full Description of Material Change

Vancouver, BC – September 1, 2005.  CanAlaska Ventures Ltd. (the “Company”) is pleased to announce that further to its news release of August 2, 2005, the Company has now completed the flow-through common share portion of its brokered private placement and accordingly has issued 3,125,000 flow-through common shares at a purchase price of $0.40 per share for gross proceeds of $1,250,000.

In addition, the Company has also completed a partial closing of the unit portion of its brokered private placement and has issued 435,000 units at a purchase price of $0.35 per unit for gross proceeds of $152,250.  Each Unit consists of one common share and one-half of one non-transferable common share purchase warrant and each whole warrant entitles the holder to purchase one additional common share at a purchase price of $0.45 for a period of 12 months from the date of closing.

The proceeds from the private placement will be used for exploration of the Company’s uranium properties in the Athabasca Basin and for general working capital purposes.  Priority will be assigned towards the completion of airborne, waterborne and ground geophysical surveys in favour of delineating drill targets to commence this winter season.

Haywood Securities Inc. (the “Agent”) acted as agent for this financing.  In consideration for its services in connection with this financing, the Company has paid an aggregate cash commission of $98,157.50 and has issued 249,200 compensation options to the Agent.  Each compensation option entitles the Agent to purchase one unit at an exercise price of $0.35 per unit for a period of 12 months from the date of closing.  Each unit will consist of one share and one-half of one non-transferable common share purchase warrant with each whole warrant entitling the holder to purchase one additional common share at a purchase price of $0.45 for a period of 12 months from the date of closing.

In compliance with Canadian securities laws, all of the securities issued in connection with this closing are subject to a hold period expiring on January 1, 2006.

These securities have not been and will not be registered under the United States Securities Act of 1933 (the “U.S. Securities Act”), as amended, or the securities laws of any state and may not be offered or sold in the United States or to U.S. persons (as defined in Regulation S of the U.S. Securities Act) unless an exemption from registration is available.

Item 6: Reliance on section 85 (2) of the Act

Not Applicable

Item 7: Omitted Information

Not Applicable

Item 8: Senior Officers

Taryn Downing, Corporate Secretary

Telephone:  604-685-1870

Facsimile:  604-685-6550

Item 9: Statement of Senior Officer

I hereby certify the foregoing accurately discloses the material change referred to herein:

____September 1, 2005___________

Date

“Taryn Downing”

_______________________________

Signature of authorized signatory

__Taryn Downing________________

Print name of signatory

__Corporate Secretary_____________

Official capacity